FIRST NATIONAL BANK CORP.
FORM 10-K (continued)


                                  EXHIBIT 99

           Proxy Statement of the Corporation dated March 23, 1994


                                     [LOGO]

                           FIRST NATIONAL BANK CORP.
                                18800 Hall Road
                                  P.O. Box 248
                       Mount Clemens, Michigan 48046-0248

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 1994

TO THE HOLDERS OF SHARES OF COMMON STOCK OF FIRST NATIONAL BANK CORP.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FIRST NATIONAL BANK CORP. will be held at the First National Bank Corp. Headquarters, 18800 Hall Road, Clinton Township, Michigan, on Wednesday, April 27, 1994, at 8:30 A.M., local time, for the purpose of considering and voting upon the following matters:

     1. ELECTION OF DIRECTORS. To elect three Class I directors for a three-year term, as set forth in the accompanying Proxy Statement.

     2. OTHER BUSINESS. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

     Only those shareholders of record at the close of business on March 16, 1994 shall be entitled to notice of and to vote at the meeting. A list of the shareholders entitled to notice of, and to vote at, the meeting will be available for examination by shareholders at the office of First National Bank Corp. during the ten-day period prior to the meeting.

     We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. We would appreciate receiving your proxy by Friday, April 22, 1994.

                                            By Order of the Board of Directors,

                                                 Arie Guldemond
                                              Chairman of the Board

                                               Harold W. Allmacher
                                                 President & CEO

Dated: March 23, 1994

                           FIRST NATIONAL BANK CORP.
                                18800 HALL ROAD
                                  P.O. BOX 248
                       MOUNT CLEMENS, MICHIGAN 48046-0248

                                                                  March 23, 1994

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished to shareholders of First National Bank Corp. (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of shareholders of the Corporation to be held on Wednesday, April 27, 1994, at 8:30 A.M., local time, at the First National Bank Corp. Headquarters, 18800 Hall Road, Clinton Township, Michigan, and at any and all adjournments thereof. It is expected that the proxy materials will be mailed to shareholders on or about March 23, 1994.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof.

     The entire cost of soliciting proxies will be borne by the Corporation. Proxies may be solicited by mail or telegraph, or by directors, officers, or regular employees of the Corporation or its subsidiaries, in person or by telephone. The Corporation will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of Common Stock of the Corporation.

     The Board of Directors, in accordance with the By-Laws of the Corporation, has fixed the close of business on March 16, 1994 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any and all adjournments thereof.

     At the close of business on such record date, the outstanding number of voting securities (exclusive of treasury shares) of the Corporation was 2,315,672 shares of $3.125 par value Common Stock, each of which is entitled to one vote.

                             ELECTION OF DIRECTORS

     The Corporation's Certificate of Incorporation and By-Laws provide that the number of directors, as determined from time to time by the Board of Directors, shall be no less than ten and no more than fifteen. The Board of Directors has presently fixed the number of directors at ten. The Certificate of Incorporation and By-Laws further provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three-year term and with the number of directors in each class being as nearly equal as possible.

     The Board of Directors has nominated Harold W. Allmacher, Arie Guldemond and Glen D. Schmidt for election as Class I directors for three-year terms expiring at the 1997 Annual Meeting and upon election and qualification of their successors. Each of the nominees is presently a Class I director of the Corporation whose term expires at the April 27, 1994 Annual Meeting of the shareholders. The other members of the Board, who are Class II and Class III directors, will continue in office in accordance with their previous elections until the expiration of their terms at the 1995 or 1996 Annual Meeting, as the case may be.

     It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of the three nominees listed herein. The proposed nominees for election as directors are willing to be elected and serve; but in the event that any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote such proxy for the person so selected. If a substitute nominee is not so selected, such proxy will be voted for the election of the remaining nominees.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Corporation's Common Stock as of February 1, 1994, by the nominees for election as directors of the Corporation, the directors of the Corporation whose terms of office will continue after the Annual Meeting, the executive officer named in the Summary Compensation Table, and all directors and executive officers of the Corporation as a group.
- --------------------------------------------------------------------------------

                                                                                      AMOUNT
                                                                                   BENEFICIALLY     PERCENT OF CLASS
                            NAME OF BENEFICIAL OWNER                                 OWNED(1)      BENEFICIALLY OWNED
- ------------------------------------------------------------------------------------------------------------------
Harold W. Allmacher.............................................................       44,346(2)          1.91%
Raymond M. Contesti.............................................................       11,900(8)          0.51%
James T. Cresswell..............................................................       19,261(3)(8)        0.83%
Celestina Giles.................................................................        2,600(4)          0.11%
Arie Guldemond..................................................................       63,568(5)          2.74%
Frank E. Jeannette..............................................................       32,428(8)          1.40%
David A. McKinnon...............................................................        9,325(8)          0.40%
Robert D. Morrison..............................................................        9,129(9)          0.39%
John J. Mulso...................................................................       39,736(8)          1.71%
Glen D. Schmidt.................................................................      105,929(6)(8)        4.56%
All directors and executive officers of the Corporation as a group (13
  persons)......................................................................      388,961(7)         16.17%

- --------------------------------------------------------------------------------
(1) Except as otherwise indicated in the following notes, each person or member of the group has sole voting power and investment power with respect to all of the shares of Common Stock shown as beneficially owned, or shares such power with a joint owner who is a member of his family. The information provided is based on data furnished by the named persons.

(2) Includes 564 shares held in the First National Bank in Macomb County (the "Bank") Employee Stock Ownership Plan ("ESOP") which Mr. Allmacher has the power to vote, and 6,222 shares which Mr. Allmacher has the right to acquire within 60 days following February 1, 1994 upon exercise of stock options granted to him pursuant to the Corporation's 1988 Incentive Stock Option Plan.

(3) Includes 1,617 shares owned by Mr. Cresswell's wife and son.

(4) Includes 564 shares held in the ESOP which Mrs. Giles has the power to vote and 926 shares owned by Mrs. Giles' spouse.

(5) Includes 10,007 shares owned by Mr. Guldemond's spouse and includes 4,200 shares which Mr. Guldemond, as Chairman, has the right to acquire within 60 days following February 1, 1994 upon exercise of a stock option granted to him pursuant to the Corporation's 1992 Stock Option Plan for Nonemployee Directors.

(6) Includes 94,886 shares owned by Mr. Schmidt's father, E. Russell Schmidt, dba R.C. Schmidt & Sons.

(7) Includes 1,327 shares held in the ESOP which three officers of the Corporation as ESOP participants have the power to vote and 43,604 shares which these officers have the right to acquire upon exercise of stock options granted to them pursuant to the Corporation's 1988 Incentive Stock Option Plan. Does not include 85,962 unallocated shares held in the ESOP which the Board of Directors of the Bank (consisting of the same persons who are directors of the Corporation) has the power to vote and shares the power of disposition, and 71,129 allocated shares held in the ESOP over which the Board of Directors of the Bank shares the power of disposition. If these shares were included in the table above, the percentage beneficially owned for all directors and executive officers as a group would be 22.58%.

(8) Includes 5,600 shares which the director has the right to acquire within 60 days following February 1, 1994 upon exercise of a stock option granted to him pursuant to the Corporation's 1992 Stock Option Plan for Nonemployee Directors.

(9) Includes 2,800 shares which the director has the right to acquire within 60 days following February 1, 1994 upon exercise of a stock option granted to him pursuant to the Corporation's 1992 Stock Option Plan for Nonemployee Directors.

     The table below shows the beneficial ownership of the Corporation's Common Stock by each person who was known by the Corporation to own beneficially more than 5% of the Corporation's Common Stock as of February 1, 1994. The information is based on filings that have been made by such persons with the Securities and Exchange Commission and other information that has been provided to the Corporation by such persons. To the best of the Corporation's knowledge, no other person owns more than 5% of the Corporation's outstanding Common Stock.

- --------------------------------------------------------------------------------

                                                                                                            PERCENT
                                                                                          SHARES             OF
                                  NAME AND ADDRESS                                      BENEFICIALLY        COMMON
                                OF BENEFICIAL OWNER                                        OWNED            STOCK
- -----------------------------------------------------------------------------------------------------------------
The Midwest Bank Fund L.P. and The Midwest Bank Fund II, Limited Partnership........      119,635(1)         5.2%
  208 S. LaSalle Street, Chicago, Illinois 60604
First National Bank in Macomb County Employees' Stock Ownership Plan................      157,091(2)         6.8%
  49 Macomb Place, Mount Clemens, Michigan 48043

- ------------------------
(1) Such persons (as a group) have sole voting and dispositive power with respect to these shares.

(2) The Employees' Stock Ownership Plan has sole voting power with respect to 85,962 of such shares and shared dispositive power with respect to 157,091 of such shares.

INFORMATION ABOUT DIRECTORS AND NOMINEES AS DIRECTORS

     The following information is furnished with respect to each person who is presently a director of the Corporation whose term of office will continue after the Annual Meeting of shareholders, as well as those persons who have been nominated for election as a director, each of whom is presently a director of the Corporation as well as a director of First National Bank in Macomb County (the "Bank"), which is the Corporation's principal subsidiary.

- --------------------------------------------------------------------------------

                         NAME, AGE, PRINCIPAL OCCUPATION
                       (AND PREVIOUS PRINCIPAL OCCUPATIONS
                       DURING PAST 5 YEARS, IF DIFFERENT)                            HAS SERVED      YEAR WHEN TERM
                         AND ANY DIRECTORSHIPS OF OTHER                             AS DIRECTOR     OR PROPOSED TERM
                            PUBLICLY OWNED COMPANIES                                 SINCE (1)      OF OFFICE EXPIRES
- ------------------------------------------------------------------------------------------------------------------
Harold W. Allmacher, 54..........................................................       1983               1997(2)
  President and Chief Executive Officer, First National Bank Corp. and First
  National Bank in Macomb County
Raymond M. Contesti, 59..........................................................       1987               1995
  Superintendent, Clintondale Community Schools
James T. Cresswell, 50...........................................................       1988               1995
  President, Oakland General Underwriters (Insurance agency) (President,
    Cresswell Insurance Agency, 1981-1988)
Celestina Giles, 46..............................................................        1992               1995
  Bank Officer - Executive Department, First National Bank in Macomb County
    (Executive Secretary, First National Bank in Macomb County, 1984-1989)
Arie Guldemond, 76...............................................................       1981               1997(2)
  President, United Bulb Co., Inc. (Wholesaler of flowers and flower bulbs)
Frank E. Jeannette, 83...........................................................       1972               1996
  Attorney (Circuit Court Judge, Macomb County Circuit Court, 1967-1984)
David A. McKinnon, 45............................................................       1990               1996
  Attorney, Hardy, Lewis, Pollard & Page, P.C. (Attorney, McKinnon and
    Associates, P.C., 1987-1991)
Robert D. Morrison, 67...........................................................       1983               1996
  Retired (Dentist)
John J. Mulso, 72................................................................       1970               1995
  Retired (Undersheriff, Macomb County Sheriff's Department, 1955-1985)

                         NAME, AGE, PRINCIPAL OCCUPATION
                       (AND PREVIOUS PRINCIPAL OCCUPATIONS
                       DURING PAST 5 YEARS, IF DIFFERENT)                            HAS SERVED      YEAR WHEN TERM
                         AND ANY DIRECTORSHIPS OF OTHER                             AS DIRECTOR     OR PROPOSED TERM
                            PUBLICLY OWNED COMPANIES                                 SINCE (1)      OF OFFICE EXPIRES
- ------------------------------------------------------------------------------------------------------------------
Glen D. Schmidt, 46..............................................................       1985               1997(2)
  Vice President-Operations, R.C. Schmidt and Sons (Real estate developer),
  President, International Star Corporation (Formerly Star Gasket Corporation)
    (Manufacturer of gaskets & seals)

- ------------------------
(1) Service as a director prior to 1987, when the Corporation commenced business, was as a director of the Bank. The Bank became a wholly-owned subsidiary of the Corporation on April 30, 1987 when the Bank was merged into a wholly-owned subsidiary of the Corporation (that had been formed for purposes of the merger), and shareholders of the Bank received one share of Common Stock of the Corporation in exchange for each share of stock of the Bank that they held.

(2) Nominated for re-election.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Corporation has standing Audit, Nominating, and Executive Compensation Committees of the Board of Directors.

     The members of the Audit Committee consist of Frank E. Jeannette, Chairman; Raymond M. Contesti, James T. Cresswell and John J. Mulso. The Audit Committee's responsibilities include recommending to the Board of Directors the selection of independent accountants, approving the scope of audit and non-audit services performed by the independent accountants, reviewing the results of their audit, reviewing the Corporation's internal auditing activities and financial statements, and reviewing the Corporation's system of accounting controls and recordkeeping.

     The members of the Nominating Committee consist of Arie Guldemond, Chairman; Harold W. Allmacher, David A. McKinnon and Celestina Giles. This Committee's responsibilities include reviewing and making recommendations as to the size and composition of the Board of Directors, and recommending to the Board nominees for election as directors at the annual meetings and to fill any vacancies that may occur between annual meetings. The Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of Harold W. Allmacher, President and Chief Executive Officer of the Corporation. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies such person for consideration by the Committee, and a statement that such person has agreed to serve if nominated and elected. Shareholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating Committee for its consideration, are required to comply with the advance notice and other requirements set forth in Article Twelfth of the Corporation's Certificate of Incorporation.

     The Executive Compensation Committee consists of Arie Guldemond, Chairman, Robert D. Morrison, and John J. Mulso. The Executive Compensation Committee's responsibilities include considering and recommending to the Board of Directors any changes in compensation and benefits for officers of the Corporation. At present, all officers of the Corporation are also officers of the Bank, and although they receive compensation from the Bank in their capacity as officers of the Bank, they presently receive no separate cash compensation from the Corporation. The Executive Compensation Committee is responsible for awarding incentive stock options to executive management of the Corporation and the Bank.

     In 1993 there were a total of thirteen meetings of the Board of Directors of the Corporation. Each director attended at least 75% of the total number of meetings of the Board of Directors held during the period that the director served on the Board. There were three meetings of the Audit Committee, one meeting of the Nominating Committee and two meetings of the Executive Compensation Committee, during 1993. Each member of the Corporation's Board of Directors attended at least 75% of the aggregate number of meetings held by all standing committees of the Board of Directors of the Corporation on which they served during the periods that they served.

     Each director of the Bank, including Arie Guldemond, the Chairman of the Board of the Corporation, receives compensation in his capacity as a director of the Bank. In such capacity, each director of the Bank receives the following compensation for meetings of the Bank's Board of Directors and its committees that he or she attends: $1,750 for each regular meeting of the Board of Directors, and no compensation for meetings of a committee. In 1993 there were 12 regular meetings of the Board of Directors of the Bank. Members of the Board of Directors of the Corporation receive no additional cash compensation for serving on the Corporation's Board or any of its committees, except for Mr. Guldemond who receives a Chairman's fee of $2,500 per month.

     In addition, members of the Corporation's Board of Directors who are not employees of the Corporation or any of its affiliates ("Nonemployee Directors"), each receive one option to purchase shares of Common Stock of the Corporation pursuant to the Corporation's 1992 Stock Option Plan for Nonemployee Directors ("Nonemployee Director Option Plan"), which was approved by the Corporation's shareholders at the 1992 Annual Meeting. Pursuant to the Nonemployee Director Option Plan, each Nonemployee Director as of the date of the 1992 Annual Meeting, automatically received an option to acquire 14,000 shares of the Corporation's Common Stock, except for the Chairman of the Board, who received an option to acquire 21,000 shares (the "Chairman Option"). Nonemployee Directors who are first elected after the 1992 Annual Meeting and on or before the 1996 Annual Meeting, will receive an option for fewer shares, as specified in the Nonemployee Director Option Plan. The exercise price under each option is the fair market value per share on the date of grant. Each option, other than the Chairman Option, is immediately exercisable for 2,800 shares when granted. The Chairman Option is exercisable for 4,200 shares when granted. Thereafter, as of the date of each Annual Meeting, each option is exercisable for an additional 2,800 shares, or in the case of the Chairman Option, 4,200 shares, until it is exercisable in full. Each option expires not later than seven years after its date of grant. The number of shares shown above have been adjusted for the 5% stock dividend and the four-for-three stock split in 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1993 the Bank's Compensation Committee was comprised of three outside directors (Dr. Morrison, Mr. Guldemond, and Mr. McKinnon), and President and Chief Executive Officer, Harold W. Allmacher. Mr. Allmacher was not present during committee meetings involving the discussion of his compensation.

REPORT OF THE COMPENSATION
AND EXECUTIVE COMPENSATION COMMITTEE

     The Securities and Exchange Commission ("S.E.C.") has promulgated rules regarding the presentation of certain statistical information in regards to salaries and certain benefits paid to each corporation's CEO and the four most highly compensated individuals earning over $100,000. This information along with the Report of the Compensation and Executive Compensation Committees and the Corporation's stock performance graph are presented below. The Corporation's and the Board's policies and practices pertaining to executive officer compensation have been in practice for a number of years.

     All employees of the Corporation are also employees of the Corporation's principal subsidiary, First National Bank in Macomb County (the "Bank"). All employee salaries as such are paid by the Bank.

     The Bank's Compensation Committee is responsible for setting the salary levels of all officers of the Bank including its executive officers. Following review and approval by the Compensation Committee, all issues pertaining to officer and executive salaries are submitted to the full Board of Directors of the Bank for approval.

     SALARIES AND BONUSES

     In setting the salary level of and awarding bonuses to the named executive in the Summary Compensation Table and other executive officers, the compensation amounts are set based upon the Compensation Committee's perception of the performance of such persons. The Compensation Committee looks at many factors including, but not limited to:

     - Overall performance of the Bank and Corporation as compared to strategic goals

     - Performance of the Bank and Corporation as compared to peers

     - Length of service to the Bank and Corporation

     - Comparisons of salary levels to similar executives within the industry

     - The performance of the Corporation's common stock

     - Leadership of the Bank and its employees

     - The executive's stature in the community and his value as a representative of the Bank and Corporation

     INCENTIVE STOCK OPTION PROGRAM

     Under the Corporation's 1988 Incentive Stock Option Plan which was approved by shareholders, stock options are granted to the Bank's senior management and other key employees. The Executive Compensation Committee of the Corporation is responsible for awarding the stock options. These awards are based on the Committee's perception of the performance of such persons. These options are also awarded to give senior management and key employees an additional interest in the Corporation from the shareholders' perspective.

               Compensation and Executive Compensation Committees

                     Harold W. Allmacher               Arie Guldemond
                      David A. McKinnon                John J. Mulso
                                                     Robert D. Morrison

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation received by the named executives for each of the three years ended December 31.

                          ANNUAL COMPENSATION                               LONG TERM
- -----------------------------------------------------------------------    COMPENSATION
               NAME AND                                                    ------------     ALL OTHER
              PRINCIPAL                                                      OPTIONS       COMPENSATION
               POSITION                  YEAR      SALARY       BONUS          (1)             (2)
- --------------------------------------   -----    ---------    --------    ------------    ------------
Harold W. Allmacher,
  President & CEO.....................    1993    $ 175,752    $ 67,600       14,000          $7,541
                                          1992     $157,308     $52,250       14,000          $6,637
                                          1991     $152,615     $38,594        7,350          $6,438

- -------------------------
(1) Adjusted for 5% stock dividends in 1992 and 1993, and the 4-for-3 stock split in 1993.

(2) The amounts shown represent contributions by the Bank under the Bank's 401(k) Employee Salary Reduction Plan and the Bank's Employee Stock Ownership Plan, pursuant to which substantially all salaried employees of the Bank participate.

OPTIONS GRANTED IN 1993

     The following table provides information on options granted to the named executive during the year ended December 31, 1993.

                                   INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE
- ---------------------------------------------------------------------------------------      VALUE AT ASSUMED
                                    NUMBER OF    % OF TOTAL                                ANNUAL RATES OF STOCK
                                      SHARES      OPTIONS                                 PRICE APPRECIATION FOR
                                    UNDERLYING   GRANTED TO   EXERCISE OR                       OPTION TERM
                                     OPTIONS     EMPLOYEES     BASE PRICE    EXPIRATION   -----------------------
               NAME                  GRANTED      IN 1993     PER SHARE(1)      DATE          5%          10%
- ----------------------------------  ----------   ----------   ------------   ----------   ----------   ----------
Harold W. Allmacher,
  President & CEO.................      14,000      40.0%        $18.57      03/10/2000    $ 105,838    $ 246,647

- -------------------------
(1) The exercise price equals the prevailing market price on the date of the grant. The exercise price may be paid in cash, by the delivery of previously owned shares, or a combination thereof.

AGGREGATED STOCK OPTION EXERCISES IN 1993
AND YEAR END OPTION VALUES

     The following table provides information on the exercise of stock options during the year ended December 31, 1993 by the named executive and the value of unexercised options at December 31, 1993.

                                                                                          VALUE OF
                                                              NUMBER OF                  UNEXERCISED
                                                             UNEXERCISED                IN-THE-MONEY
                            SHARES                           OPTIONS AT                  OPTIONS AT
                          ACQUIRED ON      VALUE              12/31/93                    12/31/93
          NAME             EXERCISE     REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- ------------------------  -----------   -----------   -------------------------   -------------------------
Harold W. Allmacher,
  President & CEO.......     7,753        $62,832            6,222/21,467             $ 43,118/$113,767

- -------------------------
(1) Aggregate market value of shares acquired at exercise, less the aggregate exercise price paid by the employee to the Corporation.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     As of March 28, 1990, the Bank established a Supplemental Executive Retirement Plan (the "Supplemental Plan"). The Supplemental Plan is intended to provide supplemental retirement benefits for management or highly compensated employees of the Bank who, from time to time, are specifically designated by the Board of Directors of the Bank as eligible to receive benefits under the Supplemental Plan ("Designated Executives").

     Under the Supplemental Plan, a Designated Executive whose employment with the Bank terminates at or after attaining age 55, other than for cause ("Retirement"), will be entitled to an annual supplemental retirement benefit for the five years following his or her Retirement. The annual supplemental retirement benefit will be an amount equal to 50% of the Designated Executive's base salary as of the date of his or her Retirement. Payment of the annual supplemental retirement benefit will be made in monthly installments.

     During 1993, Mr. Allmacher's base salary for purposes of the Supplemental Plan was $175,752.

CERTAIN TRANSACTIONS

     The Bank has had, and expects in the future to have, loan and other financial transactions in the ordinary course of business with the Corporation's directors, executive officers, and principal shareholders (and their associates) on substantially the same terms as those prevailing for comparable transactions with others. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and (iii) in the opinion of management did not involve more than the normal risk of collectibility or present other unfavorable features.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Shown below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock with that of the cumulative total return of the NASDAQ U.S. Stock Index and the NASDAQ Bank Stock Index for the five year period ending December 31, 1993. The following information is based on an investment of $100.00, on December 31, 1988, in the Corporation's Common Stock, the NASDAQ U.S. Stock Index and the NASDAQ Bank Stock Index, with dividends reinvested.

                            COMPARISON OF FIVE YEAR
                          CUMULATIVE TOTAL RETURN FOR
                         THE YEARS ENDING DECEMBER 31,

                                   FIRST NA-
      MEASUREMENT PERIOD          TIONAL BANK                     NASDAQ BANK
    (FISCAL YEAR COVERED)            CORP.        NASDAQ U.S.       STOCKS
1988                                   100.000         100.000         100.000
1989                                   105.283         121.244         111.154
1990                                   100.096         102.958          81.400
1991                                   139.828         165.206         133.571
1992                                   174.399         192.104         194.187
1993                                   219.195         219.214         221.319

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Pursuant to regulations adopted by the Securities and Exchange Commission, officers, directors and greater than ten-percent shareholders are required to furnish the Corporation with copies of all Section 16(a) forms that they file.

     Based solely on a review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required, the Corporation believes that during 1993 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that one report showing receipt of a stock option pursuant to the Nonemployee Director Option Plan was filed late by each of Raymond M. Contesti, James T. Cresswell, Arie Guldemond, Frank E. Jeannette, David A. McKinnon, Robert D. Morrison, John J. Mulso, and Glen D. Schmidt, and one report showing an indirect purchase was filed late by Glen D. Schmidt.

                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche as the Corporation's principal independent auditors for the year ending December 31, 1994. Representatives of Deloitte & Touche plan to attend the

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Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by shareholders.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Pursuant to the General Rules under the Securities Exchange Act of 1934, a proposal submitted by a shareholder for the 1995 Annual Meeting of shareholders must be received by the Secretary of the Corporation, 18800 Hall Road, P.O. Box 248, Mount Clemens, Michigan 48046-0248, by November 26, 1994 in order to be eligible to be included in the Corporation's Proxy Statement for that meeting.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

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